UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2025

Connexa Sports Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41423	61-1789640
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

74 E. Glenwood Ave. # 320

Smyrna, DE 19977

(Address of principal executive offices)

(443) 407-7564

Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	YYAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 9, 2025, Connexa Sports Technologies Inc. (the “Company”) received a letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of Warren Andrew Thomson’s resignation from the Board of Directors of the Company (the “Board”) and the audit committee of the Board (the “Audit Committee”), effective June 12, 2025, the Company is not currently in compliance with Nasdaq Listing Rule 5605. The Notice has no immediate effect on the listing or trading of the Company’s common stock.

Nasdaq Listing Rule 5605 requires that (i) a majority of the Board be comprised of independent directors and (ii) the Audit Committee be comprised of at least three independent directors. The Company currently has four directors, only two of whom qualify as independent directors. In addition, the Audit Committee currently comprises only two independent directors.

The Notice states that, consistent with Nasdaq Listing Rules 5605(b)(1)(A) and 5605(c)(4), Nasdaq will provide the Company a cure period in order to regain compliance as follows: (i) until the earlier to occur of the Company’s next annual stockholders’ meeting or June 12, 2026; or (ii) if the next annual stockholders’ meeting is held before December 9, 2025, then the Company must evidence compliance no later than December 9, 2025. The Company intends to appoint an additional independent director to serve as a member of the Board and the Audit Committee prior to the end of the cure period described above.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K other than statements of historical fact are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s ability to regain compliance with Nasdaq listing standards or receive additional time from Nasdaq to regain compliance if necessary. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements are based on the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Connexa Sports Technologies Inc.

Dated: July 15, 2025	By:	/s/ Thomas Tarala
	Name:	Thomas Tarala
	Title:	Chief Executive Officer